Exhibit 99.1
Lucid Announces Q1 Production & Deliveries, Sets Date for First Quarter 2026 Results
NEWARK, CA — April 3, 2026 — Lucid Group, Inc. (NASDAQ: LCID), maker of the world’s most advanced software-defined vehicles and technologies, today announced production and delivery totals for the quarter ended March 31, 2026. During this period, the company produced 5,500 vehicles and delivered 3,093 vehicles.1
During the quarter, deliveries of the Lucid Gravity were disrupted for 29 days due to a supplier quality issue with the second-row seats. As a result of this, the company’s ability to meet customer demand was impacted. These issues have now been addressed, and the company is reaffirming its previously shared production guidance of 25,000-27,000 vehicles.
Lucid will host a conference call to discuss its first quarter 2026 financial results on Tuesday, May 5, 2026, at 2:30 pm PT / 5:30 pm ET. Prior to the conference call, the company will issue an earnings press release with a link to the live webcast on its investor relations website, https://ir.lucidmotors.com.
To enhance engagement with the company’s shareholder base and facilitate connections with its investors, Lucid is partnering with Say Technologies to allow retail and institutional shareholders to submit and upvote questions, a selection of which will be answered by Lucid management during the earnings call.
Starting on April 20, 2026, at 2:30 pm PT / 5:30 pm ET, all shareholders can submit questions by visiting: https://app.saytechnologies.com/lucid-group-2026-q1. This Q&A platform will remain open until 2:30 pm PT / 5:30 pm ET on May 4, 2026. Shareholders can email support@saytechnologies.com for any support inquiries.
Earnings Call Details:
Date: Tuesday, May 5, 2026
Time: 2:30 pm PT / 5:30 pm ET
Webcast: https://ir.lucidmotors.com (live and replay)

1 Lucid’s net income and cash flow results will be announced along with the rest of its financial performance when Lucid announces first quarter earnings. Lucid vehicle production and delivery numbers represent only one measure of the company’s operating performance and should not be relied on as sole indicators of quarterly financial results, which depend on a variety of factors. Starting this quarter, Lucid is including all vehicles produced at AMP-1 in its production numbers, including those vehicles being shipped to Saudi Arabia.
About Lucid Group
Lucid Group, Inc. (NASDAQ: LCID) is a technology company creating exceptional mobility experiences through innovation to drive the world forward. Built on Lucid’s proprietary technology and software defined vehicle architectures, the company’s lineup of award-winning vehicles brings Lucid’s “Compromise Nothing™” approach to premium segments of the global automotive market. Lucid designs and engineers its products in-house and assembles at its vertically integrated facilities in Arizona and Saudi Arabia, enabling continuous innovation across vehicles, software, and advanced driver assistance and autonomy-ready capabilities.
Investor Relations Contact
investor@lucidmotors.com
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Media Contact
media@lucidmotors.com
Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.
Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in Lucid’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Current Reports on Form 8-K, as well as in other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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